UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2011
US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)
Oklahoma	333-139685	73-1556790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1241 South Harvard, Tulsa, OK		74112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(918) 827-5254
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2011, we entered into an employment agreement with Cathy S. Allison, whereby Ms. Allison has agreed to provide our company with services as chief operating officer for a period of three (3) years and on a year-to-year basis thereafter.  As compensation, we have agreed to pay Ms. Allison a monthly salary of $6,000 during the term beginning November 10, 2011, which will transition to $8,000 monthly at the beginning of the seventh (7th) month anniversary and further to $10,000 monthly at the beginning of the tenth (10th) month anniversary.

On November 10, 2011, we accepted a consent to act of Cathy S. Allison as chief operating officer of our company.

Cathy S. Allison

Ms. Allison has a diversified background in manufacturing in both the technical and leadership areas.   Her experiences with site start-ups include General Motors, Ford, PPG Industries, Harley Davidson, and Indian Motorcycle Company.  She has experience in successfully engaging employees to drive continuous improvement in the midst of rapid change.

From December 2001 to September 2002, Ms. Allison was a business consultant in the Manufacturing Division at Paragon Business Solutions, a business consulting firm which specializes in the building of quality business systems for clients in Rolla, Missouri.  As a business consultant, she was responsible for improving the division’s development and manufacturing flow.

From September 2002 to May 2007, Ms. Allison was an operations division manager at Brewer Science Inc. in Rolla Missouri.  She managed the Equipment Division of the company which included manufacturing, materials, engineering and operating the Quality Systems Units.  From May 2007 to October 2008, she was a production planning manager in the Chemical Division at Brewer Science Inc., where Ms. Allison managed the chemical operations global planning, scheduling, purchasing and inventory processes.

Since November 2008, Ms. Allison has been a business technology analyst at the Missouri University of Science and Technology-IT Management in Rolla, Missouri.  As a business technology analyst she manages multiple IT projects and is the current project manager for Virtual Desktop Infrastructure (VDI), Desktop Management and campus project manager of Cisco Telepresence.

In 1985, Cathy S. Allison acquired a Bachelor of Science degree from Southwest Missouri State University in Industrial Management with areas of emphasis in Drafting & Design and Construction.  In July 1993, she earned a MBA in Management and Marketing from Rockhurst College, Kansas City, Missouri.

We appointed Cathy S. Allison as chief operating officer of our company because of her diverse management experience.

Other than as described above, there have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with Cathy S. Allison dated November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.
/s/ JOHN R. FITZPATRICK, III
John R. Fitzpatrick, III
Chief Executive Officer and Chief Financial Officer

Date:	January 20, 2012